UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Theresa A. Balog, Vice President and Corporate Controller of VWR Funding, Inc. (the “Company”), has elected to leave the Company effective June 28, 2013.

(c) Effective upon Ms. Balog’s departure Douglas Pitts, the Company’s current Vice President, Internal Audit, will become the Company’s Vice President and Corporate Controller. Mr. Pitts will report to Gregory L. Cowan, the Company’s Senior Vice President and Chief Financial Officer. Mr. Pitts will be deemed the Company’s principal accounting officer.

Mr. Pitts, 54, has served as the Vice President, Internal Audit of the Company since January 2011. Mr. Pitts joined the Company in 2001. Prior to assuming his current position, he served as Vice President and Assistant Corporate Controller from 2007 to 2010, Vice President, Corporate Finance from 2005 to 2007 and Vice President and North American Controller from 2001 to 2005. Prior to joining the Company, Mr. Pitts held a variety of positions at Mallinckrodt Inc. from 1993 to 2001 and at Ernst & Young from 1982 to 1993. Mr. Pitts holds a bachelor of science degree from the University of Illinois.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: June 10, 2013	By:	/s/ George Van Kula
	Name:	George Van Kula
	Title:	Senior Vice President, General Counsel and Corporate Secretary